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                                                                   Exhibit 99(a)

                             CYBEX VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of March __, 2000, among Apex Inc., a Washington corporation ("APEX"), and the undersigned shareholder (the "SHAREHOLDER") of Cybex Computer Products Corporation, an Alabama corporation ("CYBEX").

                                    RECITALS

         A. Cybex, Apex and Aegean Sea Inc., a Delaware corporation ("AEGEAN") have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), which provides for the merger of a wholly-owned subsidiary of Aegean with and into Cybex and the merger of another wholly-owned subsidiary of Aegean with and into Apex, pursuant to which mergers Cybex and Apex will become wholly-owned subsidiaries of Aegean (all of the foregoing, the "MERGER"). Pursuant to the Merger, all outstanding shares of Common Stock of Cybex and all of the outstanding shares of Common Stock of Apex shall be converted into the right to receive Aegean Common Stock, as set forth in the Merger Agreement;

         B. Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding capital stock of Cybex and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

         C. In consideration of the execution of the Merger Agreement by Apex, Shareholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of Cybex over which Shareholder has voting power so as to facilitate consummation of the Merger.

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

              (a) "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to
Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

              (b) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

              (c) "SHARES" shall mean: (i) all securities of Cybex (including all shares of Cybex Common Stock and all options, warrants and other rights to acquire shares of Cybex Common Stock) owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of Cybex (including all additional shares of Cybex Common Stock and all additional options, warrants and other


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rights to acquire shares of Cybex Common Stock) of which Shareholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

              (d) "TRANSFER." A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

         2.   TRANSFER OF SHARES.


              (a) TRANSFEREE OF SHARES TO BE BOUND BY THIS AGREEMENT. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as EXHIBIT A (with such modifications as Apex may reasonably request); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

              (b) TRANSFER OF VOTING RIGHTS. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Shares.

         3. AGREEMENT TO VOTE SHARES. At every meeting of the shareholders of Cybex called, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Cybex, Shareholder (in his or her capacity as such) shall cause the Shares to be voted in favor of the Merger and the Merger Agreement.

         4. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Apex a proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

         5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. Shareholder (i) is the beneficial owner of the shares of Cybex Common Stock indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not beneficially own any securities of Cybex other than the shares of Cybex Common Stock and options and warrants to purchase shares of Common Stock of Cybex indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         6. ADDITIONAL DOCUMENTS. Shareholder (in his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Apex, to carry out the intent of this Agreement.

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         7.   TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

         8.   MISCELLANEOUS.

              (a) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

              (b) BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

              (c) AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

              (d) SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Apex shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Apex upon any such violation, Apex shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Apex at law or in equity.

              (e) NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

              If to Apex:         Apex Inc.

                                  --------------------------------------

                                  --------------------------------------
                                  Attention:
                                            ----------------------------
                                  Facsimile:
                                            ----------------------------

              With copies to:     Wilson Sonsini Goodrich & Rosati,
                                  Professional Corporation
                                  5300 Carillon Point
                                  Kirkland, Washington 98033-7356
                                  Facsimile:  (425) 576-5803
                                  Attention:  Patrick J. Schultheis, Esq.

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              If to Shareholder:  To the address for notice set forth on the signature page hereof.

              (f) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

              (g) ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

              (h) OFFICERS AND DIRECTORS. To the extent that Shareholder is or becomes (during the term hereof) a director or officer of Cybex, he or she makes no agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to Shareholder by virtue of, any actions taken by Shareholder in his or her capacity as an officer or director of Cybex in exercising its rights under the Merger Agreement.

              (i) EFFECT OF HEADINGS. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

              (j) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written. The undersigned is executing this Agreement only in its capacity as a shareholder. Such signature in no way affects its obligations as an officer or director of Cybex


APEX INC.                         STOCKHOLDER

By:                               By:
   ------------------------------    -------------------------------------
                                     Signature

Name:                                Name:
     ----------------------------         --------------------------------
Title:                               Title:
      ---------------------------          -------------------------------


                                           -------------------------------

                                           -------------------------------
                                           Print Address

                                           -------------------------------
                                           Telephone

                                           -------------------------------
                                           Facsimile No.


                                           Share beneficially owned:


                                           ________ shares of Cybex Common Stock

                                           ________ shares of Cybex Common Stock
                                           issuable upon exercise of outstanding
                                           options or warrants


                      [SIGNATURE PAGE TO VOTING AGREEMENT]


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                                    EXHIBIT A

                                IRREVOCABLE PROXY

         The undersigned shareholder of Cybex Computer Products Corporation, an Alabama corporation ("CYBEX"), hereby irrevocably (to the fullest extent permitted by law) appoints Samuel F. Saracino and Barry L. Harmon and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Cybex that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Cybex issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned shareholder of Cybex as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

         This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Apex Inc., a Washington corporation ("APEX"), and the undersigned shareholder (the "VOTING AGREEMENT"), and is granted in consideration of Apex entering into that certain Agreement and Plan of Merger (the "MERGER AGREEMENT"), by and between Apex, Cybex and Aegean Sea Inc., a Delaware corporation ("AEGEAN"). The Merger Agreement provides for the merger of a wholly-owned subsidiary of Aegean with and into Cybex and the merger of another wholly-owned subsidiary of Aegean with and into Apex in accordance with its terms (the "MERGER"). Pursuant to the Merger, all outstanding Common Stock of Cybex and all outstanding Common Stock of Apex shall be converted into the right to receive Aegean Common Stock, as set forth in the Merger Agreement (the "SHARE ISSUANCE"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of shareholders of Cybex and in every written consent in lieu of such meeting in favor of the Merger and the Merger Agreement.

         The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned is executing this Proxy only in its capacity as a shareholder. Such signature in no way affects its obligations as an officer or director of Cybex


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         This Proxy is irrevocable (to the fullest extent permitted by law).
This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated:                      , 2000
      ----------------------

                        Signature of Shareholder:
                                                 ------------------------------

                        Print Name of Shareholder:
                                                  -----------------------------

                        Shares beneficially owned:

                                        ________ shares of Cybex Common Stock

                                        ________ shares of Cybex Common Stock
                                        issuable upon exercise of outstanding
                                        options or warrants



                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]